UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2018

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On July 13, 2018, TransDigm Group Incorporated (NYSE: TDG) completed the acquisition of Skandia Inc. (“Skandia”) from Graycliff Partners LP for a total purchase price of approximately $84 million, including the assumption of debt.
Skandia, headquartered in Davis Junction, Illinois, is a leading provider of highly engineered seating foam, foam fabrication, flammability testing and acoustic solutions for the business jet market. Annual revenues are approximately $26 million, and the company currently employs 70 people. Nearly 85% of revenues are derived from the business jet market with the remainder from commercial aerospace applications. The company’s products are primarily proprietary and sole source with over 50% of revenues derived from aftermarket content. Skandia is on all major business jet platforms, including those of Bombardier, Cessna, Dassault, Embraer and Gulfstream.
A copy of the July 13, 2018 press release announcing the completion of the acquisition of Skandia is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release dated July 13, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ James Skulina
James Skulina
Executive Vice President and Interim Chief Financial Officer

Date: July 13, 2018

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 13, 2018